                                                                   EXHIBIT 4(a)

                                CREDIT AGREEMENT

                         Dated as of February 28, 2002

                                    Between

                             BANK OF AMERICA, N.A.

                                 as the Lender

                                      and

                             REEDS JEWELERS, INC.,
                        REEDS FINANCIAL SERVICES, INC.,
                    REEDS JEWELERS OF NORTH CAROLINA, INC.,
                       REEDS CORPORATE SERVICES, INC. and
                         REEDS INSURANCE SERVICES, LTD.

                                as the Borrowers

                               TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----
                                                       ARTICLE 1
                                              LOANS AND LETTERS OF CREDIT

1.1      Total Facility..........................................................................................2
1.2      Revolving Loans.........................................................................................2
1.3      Letters of Credit.......................................................................................4
1.4      Bank Products...........................................................................................7

                                                        ARTICLE 2
                                               SECURITY AND CASH MANAGEMENT

2.1      Security................................................................................................9
2.2      Collection of Accounts; Payments.......................................................................10

                                                        ARTICLE 3
                                                    INTEREST AND FEES

3.1      Interest...............................................................................................12
3.2      Continuation and Conversion Elections..................................................................12
3.3      Maximum Interest Rate..................................................................................13
3.4      Closing and Service Fees...............................................................................14
3.5      Unused Line Fee........................................................................................14
3.6      Letter of Credit Fee...................................................................................14

                                                        ARTICLE 4
                                                PAYMENTS AND PREPAYMENTS

4.1      Revolving Loans........................................................................................15
4.2      Termination of Facility................................................................................15
4.3      LIBOR Rate Loan Prepayments............................................................................15
4.4      Payments by the Borrowers..............................................................................16
4.5      Payments as Revolving Loans............................................................................16
4.6      Application and Reversal of Payments...................................................................16
4.7      Indemnity for Returned Payments........................................................................16
4.8      Lender's Books and Records; Monthly Statements.........................................................17

                                                       ARTICLE 5
                                         TAXES, YIELD PROTECTION AND ILLEGALITY

5.1      Taxes..................................................................................................18
5.2      Illegality.............................................................................................19
5.3      Increased Costs and Reduction of Return................................................................19
5.4      Funding Losses.........................................................................................20
5.5      Inability to Determine Rates...........................................................................20
5.6      Certificates of Lender.................................................................................20
5.7      Survival...............................................................................................20

                                                        ARTICLE 6
                                    BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

6.1      Books and Records......................................................................................21
6.2      Financial Information..................................................................................21

                              TABLE OF CONTENTS

Section                                                                                                       Page
-------                                                                                                       ----
6.3      Notices to the Lender..................................................................................23
6.4      Collateral Reporting...................................................................................25

                                                    ARTICLE 7
                                     GENERAL WARRANTIES AND REPRESENTATIONS

7.1      Authorization, Validity and Enforceability of this Agreement and the Loan
         Documents..............................................................................................27
7.2      Validity and Priority of Security Interest.............................................................27
7.3      Organization and Qualification.........................................................................27
7.4      Corporate Name; Prior Transactions.....................................................................27
7.5      Subsidiaries and Affiliates............................................................................27
7.6      Financial Statements and Projections...................................................................28
7.7      Capitalization.........................................................................................28
7.8      Solvency...............................................................................................28
7.9      Debt...................................................................................................28
7.10     Distributions..........................................................................................28
7.11     Real Estate; Leases....................................................................................28
7.12     Proprietary Rights.....................................................................................29
7.13     Trade Names............................................................................................29
7.14     Litigation.............................................................................................29
7.15     Labor Disputes.........................................................................................29
7.16     Environmental Laws.....................................................................................30
7.17     No Violation of Law....................................................................................31
7.18     No Default.............................................................................................31
7.19     ERISA Compliance.......................................................................................31
7.20     Taxes..................................................................................................32
7.21     Regulated Entities.....................................................................................32
7.22     Use of Proceeds; Margin Regulations....................................................................32
7.23     No Material Adverse Change.............................................................................32
7.24     Full Disclosure........................................................................................32
7.25     Material Agreements....................................................................................32
7.26     Bank Accounts..........................................................................................32
7.27     Governmental Authorization.............................................................................32

                                                    ARTICLE 8
                                        AFFIRMATIVE AND NEGATIVE COVENANTS

8.1      Taxes and Other Obligations............................................................................33
8.2      Legal Existence and Good Standing......................................................................33
8.3      Compliance with Law and Agreements; Maintenance of Licenses............................................33
8.4      Maintenance of Property; Inspection of Property........................................................33
8.5      Insurance..............................................................................................34
8.6      Insurance and Condemnation Proceeds....................................................................35
8.7      Environmental Laws.....................................................................................35
8.8      Compliance with ERISA..................................................................................36
8.9      Mergers, Consolidations or Sales.......................................................................36
8.10     Distributions; Capital Change; Restricted Investments..................................................37

                              TABLE OF CONTENTS

Section                                                                                                      Page
-------                                                                                                      ----
8.11     Transactions Affecting Collateral or Obligations.......................................................37
8.12     Guaranties.............................................................................................37
8.13     Debt...................................................................................................37
8.14     Prepayment.............................................................................................38
8.15     Transactions with Affiliates...........................................................................38
8.16     Investment Banking and Finder's Fees...................................................................38
8.17     Business Conducted.....................................................................................38
8.18     Liens..................................................................................................38
8.19     Sale and Leaseback Transactions........................................................................38
8.20     New Subsidiaries.......................................................................................39
8.21     Fiscal Year............................................................................................39
8.22     Fixed Charge Coverage Ratio............................................................................39
8.23     Minimum Excess Availability............................................................................39
8.24     Use of Proceeds........................................................................................39
8.25     Field Examinations.....................................................................................39
8.26     Further Assurances.....................................................................................39
8.27     No Amendment...........................................................................................39

                                                    ARTICLE 9
                                              CONDITIONS OF LENDING

9.1      Conditions Precedent to Making of Loans on the Closing Date............................................40
9.2      Conditions Precedent to Each Loan......................................................................42

                                                   ARTICLE 10
                                               DEFAULT; REMEDIES

10.1     Events of Default......................................................................................44
10.2     Remedies...............................................................................................46

                                                   ARTICLE 11
                                             TERM AND TERMINATION

11.1     Term and Termination...................................................................................49

                                                   ARTICLE 12
                           AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS SUCCESSORS

12.1     Amendments and Waivers.................................................................................50
12.2     Assignments; Participations............................................................................50

                                                   ARTICLE 13
                                                 MISCELLANEOUS

13.1     No Waivers; Cumulative Remedies........................................................................51
13.2     Severability...........................................................................................51
13.3     Governing Law; Choice of Forum; Service of Process.....................................................51
13.4     WAIVER OF JURY TRIAL...................................................................................52
13.5     Survival of Representations and Warranties.............................................................52
13.6     Other Security and Guaranties..........................................................................52
13.7     Fees and Expenses......................................................................................53

                              TABLE OF CONTENTS

Section                                                                                                       Page
-------                                                                                                       ----
13.8     Notices................................................................................................53
13.9     Waiver of Notices......................................................................................54
13.10    Binding Effect.........................................................................................54
13.11    Indemnity of the Lender by each Borrower...............................................................54
13.12    Limitation of Liability................................................................................55
13.13    Final Agreement........................................................................................55
13.14    Counterparts...........................................................................................55
13.15    Captions...............................................................................................56
13.16    Right of Setoff........................................................................................56
13.17    Confidentiality........................................................................................56
13.18    Conflicts with Other Loan Documents....................................................................56

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A             -      DEFINED TERMS

EXHIBIT A-1         -      FORM OF BORROWING BASE CERTIFICATE
EXHIBIT B           -      FINANCIAL STATEMENTS
EXHIBIT C           -      FORM OF NOTICE OF BORROWING
EXHIBIT D           -      FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT E           -      FORM OF COMPLIANCE CERTIFICATE
EXHIBIT F           -      FORM OF APPOINTMENT/REVOCATION OF RESPONSIBLE
                           OFFICER
EXHIBIT G                  FORM OF LANDLORD WAIVER

SCHEDULE 2.1(d)            INFORMATION REGARDING COLLATERAL
SCHEDULE 7.3               ORGANIZATION AND QUALIFICATIONS
SCHEDULE 7.4               CORPORATE NAMES
SCHEDULE 7.7               CAPITAL STOCK
SCHEDULE 7.11              REAL ESTATE; LEASES
SCHEDULE 7.12              PROPRIETARY RIGHTS
SCHEDULE 7.13              TRADE NAMES
SCHEDULE 7.25              MATERIAL AGREEMENTS
SCHEDULE 7.26              BANK ACCOUNTS
SCHEDULE 8.13              DEBT
SCHEDULE 9                 EXISTING LIENS

                                CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of February 28, 2002, (this "Agreement"), is entered into by and between BANK OF AMERICA, N.A. (the "Lender"), REEDS JEWELERS, INC., a North Carolina corporation (the "Parent"), REEDS FINANCIAL SERVICES, INC., a North Carolina corporation ("Reeds Financial"), REEDS JEWELERS OF NORTH CAROLINA, INC., a North Carolina corporation ("Reeds North Carolina"), REEDS CORPORATE SERVICES, INC., a Delaware corporation ("Reeds Corporate"), and REEDS INSURANCE SERVICES, LTD., a British Virgin Islands corporation (collectively, the "Borrowers" each individually, a "Borrower").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers have requested the Lender provide a revolving credit facility to the Borrowers upon the terms and conditions hereinafter set forth;

         WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lender and the Borrowers hereby agree as follows.

                                   ARTICLE 1
                          LOANS AND LETTERS OF CREDIT

         1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lender agrees to make available to the Borrowers from time to time during the term of this Agreement a total credit facility in an aggregate amount of up to $30,000,000 (the "Total Facility"); provided, however, that the Lender shall not, at any time, be obligated to make available to the Borrowers an amount greater than the Maximum Revolver Amount. The Total Facility shall be composed of a revolving credit facility consisting of Revolving Loans and Letters of Credit described herein.

         1.2      Revolving Loans.

                  (a)      Amounts.

                           (i) Subject to all of the terms and conditions of this Agreement, the Lender agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to such Borrower in amounts not to exceed Availability. The Lender, however, in its discretion, may elect to make

                  Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of Availability or the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lender may refuse to make or may otherwise restrict the making of Revolving Loans.

                           (ii) The Borrowers shall execute and deliver to the Lender a note to evidence the Revolving Loan. Such note shall be in the principal amount of $30,000,000 and be dated the date hereof (the "Note"). The Note shall represent the obligation of the Borrowers to pay the amount of the Revolving Loan Commitment, or, if less, the aggregate unpaid principal amount of all Revolving Loans to the Borrowers together with interest thereon as prescribed in Section 1.2. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

                  (b)      Procedure for Borrowing.

                           (i)      Each Borrowing shall be made upon a
                  Borrower's irrevocable written notice delivered to the Lender in the form of a notice of borrowing substantially in the form of Exhibit C ("Notice of Borrowing"), which must be received by the Lender prior to (A) 12:00 noon (Eastern Time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (B) 11:00 a.m. (Eastern
                  Time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                                    (1)      the amount of the Borrowing, which
                           in the case of a LIBOR Rate Loan must equal or exceed $1,000,000 (and increments of $500,000 in excess of such amount);

                                    (2)      the requested Funding Date, which
                           must be a Business Day;

                                    (3)      whether the Revolving Loans
                           requested are to be Base Rate Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and

                                    (4)      the duration of the Interest
                           Period for LIBOR Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

         provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Loans only.

                           (ii)     In lieu of delivering a Notice of
                  Borrowing, any Borrower may give the Lender telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Lender shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

                           (iii) Whenever checks are presented to the Lender for payment against the Designated Account or any other accounts of any Borrower maintained with the Lender in an amount greater than the then available balance in such accounts, such presentation shall be deemed to be a request for a Base Rate Loan on the date of such presentation in an amount equal to the excess of such checks over such available balances, and such request shall be irrevocable.

                           (iv) No Borrower shall have the right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

                  (c) Reliance upon Authority. Prior to the Closing Date, the Borrowers shall deliver to the Lender a notice setting forth the accounts of the Borrowers ("Designated Accounts") to which the Lender is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrowers may designate a replacement accounts from time to time by written notice to the Lender. All such Designated Accounts must be reasonably satisfactory to the Lender. The Lender is entitled to rely conclusively on any Responsible Officer's request for Revolving Loans on behalf of the Borrowers. The Lender has no duty to verify the identity of any individual representing himself or herself as a Responsible Officer.

                  (d) No Liability. The Lender shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 1.2(b) and (c) which the Lender believes in good faith to have been given by a Responsible Officer. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Revolving Loans as provided herein.

                  (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

                  (f) Overadvances. Subject to the limitations set forth below, the Lender may from time to time in its sole discretion (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in
         Article 9 have not been satisfied, make Base Rate Loans to the Borrowers which the Lender, in its good faith judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (including through Base Rate Loans for the purpose of enabling the Borrowers to pay their payroll and associated tax obligations), or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section
         14.7 (any of such advances are herein referred to as "Overadvances"). Overadvances shall be secured by the Lender's Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

         1.3      Letters of Credit.

                  (a) Agreement to Issue. Subject to the terms and conditions of this Agreement, the Lender agrees to issue for the account of any Borrower one or more commercial/documentary and standby letters of credit (each a "Letter of Credit" and, collectively, the "Letters of Credit").

                  (b) Amounts; Outside Expiration Date. The Lender shall not have any obligation to issue any Letter of Credit at any time if:
         (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time;
         (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date 30 or fewer days prior to the Stated Termination Date or more than 12 months from the date of issuance thereof for standby letters of credit and more than 180 days from the issuance thereof for documentary letters of credit. No Letter of Credit shall contain any "evergreen" or automatic extension or renewal provision, unless the Lender shall have consented in writing to such provision and no such extension or renewal shall cause the expiration date of such Letter of Credit to extend beyond the 30th day prior to the Stated Termination Date.

                  (c) Other Conditions. In addition to conditions precedent contained in Article 9, the obligation of the Lender to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Lender:

                           (i) A Borrower shall have delivered to the Lender, at such times and in such manner as the Lender may prescribe, an application in form and substance satisfactory to the Lender, for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Lender; and

                           (ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (d)      Issuance of Letters of Credit.

                           (i) Request for Issuance. A Borrower shall notify the Lender of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. Any Borrower shall attach to such notice the proposed form of the Letter of Credit.

                           (ii)     Issuance. As of the Business Day
                  immediately preceding the requested issuance date of the Letter of Credit, the Lender shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (A) the face amount of the requested Letter of Credit does not exceed the Unused Letter of Credit Subfacility and (B) the amount of such requested Letter of Credit and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would not exceed Availability, the Lender shall issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                           (iii) No Extensions or Amendment. The Lender shall not be obligated to extend, renew or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

                  (e) Payments Pursuant to Letters of Credit. Each Borrower agrees to reimburse immediately the Lender for any draw under any Letter of Credit, and to pay the Lender the amount of all other charges and fees payable to the Lender in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Lender or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Lender for a Borrowing of a Base Rate Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

                  (f)      Indemnification; Exoneration Power of Attorney.

                           (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, each Borrower agrees to protect, indemnify, pay and hold harmless the Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except that the foregoing indemnity shall not apply to the Lender to the extent of any wrongful dishonor of a Letter of Credit draw strictly complying with the terms of the Letter of Credit. The Borrowers' obligations under this Section shall survive payment of all other Obligations.

                           (ii) Assumption of Risk by the Borrowers. As between the Borrowers and the Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
                  (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, other than the condition of delivery of a proper draw request; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lender, including any act or omission, whether rightful or wrongful, of any Governmental Authority; or (I) the Lender's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Lender under this Section 1.3(f).

                           (iii)    Exoneration. Without limiting the
                  foregoing, no action or omission whatsoever by the Lender shall result in any liability of the Lender to the Borrowers, or relieve the Borrowers of any of their obligations hereunder to any such Person.

                           (iv) Rights Against Lender. Nothing contained in this Agreement is intended to limit the Borrowers' rights, if any, with respect to the Lender which arise as a result of the letter of credit application and related documents executed by and between any Borrower and the Lender.

                           (v)      Account Party. The Borrowers hereby
                  authorize and direct the Lender to name any Borrower as the "Account Party" in the Letters of Credit.

                  (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.3(b), any Letter of Credit is outstanding upon the termination of this Agreement, then the Borrowers shall deposit with the Lender, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Lender, issued by an issuer satisfactory to the Lender, or (ii) cash collateral in which the Lender has the first priority and only Lien ("Cash Collateral"), in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit or Cash

         Collateral the Lender is entitled to draw amounts necessary to reimburse the Lender for payments to be made by the Lender under such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or Cash Collateral shall be held by the Lender as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

         1.4      Bank Products.

                  (a) The Borrowers may request and the Lender may, in its sole and absolute discretion, arrange for the Borrowers to obtain from the Lender or the Lender's Affiliates other Bank Products, although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of the Lender, the Borrowers agree to indemnify and hold the Lender harmless from any and all costs and obligations now or hereafter incurred by the Lender which arise from any indemnity given by the Lender to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrowers' rights, with respect to the Lender or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers and the Lender which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Lender or the Lender's Affiliates (i) is in the sole and absolute discretion of the Lender or the Lender's Affiliates, and (ii) is subject to all rules and regulations of the Lender or the Lender's Affiliates.

                  (b) Notwithstanding the foregoing, the Borrowers hereby agree to maintain with the Lender all of the Borrowers' principal depositary accounts and retain the Lender as provider of all of the Borrowers' cash management services.

         1.5      Borrower Joint and Several Liability; Guaranty Provisions.

                  (a) Notwithstanding any other provision of this Agreement, each Borrower shall be jointly and severally liable as primary obligor and not merely as surety for repayment of all Obligations arising under the Loan Documents. Such joint and several liability shall apply to each Borrower regardless of whether (i) any Loan or Letter of Credit was only requested by or made to another Borrower or the proceeds of any Loan or Letter of Credit were used only by or issued to another Borrower, (ii) any interest rate election was made only by another Borrower, or (iii) any indemnification obligation or any other obligation arose only as a result of the actions of another Borrower; provided the liability of each of the Borrowers under this Agreement, the Notes and the other Loan Documents shall be limited to the maximum amount of the Obligations for which such other Borrower may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws. Each Borrower shall retain any right of contribution arising under applicable law against the other Borrowers as the result of the satisfaction of any Obligations; provided, no Borrower shall assert such right of contribution against any other Borrower until the Obligations shall have been paid in full and all Commitments hereunder shall have terminated.

                  (b) Without limiting the foregoing provisions of Section 1.5, each of the Borrowers hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Borrower owing to the Lender. This guarantee constitutes a guaranty of payment and not of collection. The liability of each of the Borrowers under the immediately preceding two sentences shall be limited to the maximum amount for which such other Borrower may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws.

                  (c) It is the intention of the parties that with respect to each Borrower its obligations hereunder and under the other Loan Documents shall be absolute, unconditional and irrevocable irrespective of:

                           (i)      any lack of validity, legality or
                  enforceability of this Agreement, any Note or any other Loan Document as to any other Borrower;

                           (ii)     the failure of the Lender

                                    (A)      to enforce any right or remedy
                           against any other Borrower or any other Person under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                                    (B)      to exercise any right or remedy
                           against any guarantor of, or collateral securing, any Obligations;

                           (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

                           (iv) any reduction, limitation, impairment or termination of any Obligations with respect to any other Borrower or any other Person for any reason including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any other Borrower;

                           (v) any addition, exchange, release, surrender, impairment or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by the Lender or any holder of any Note evidencing any of the Obligations; or

                           (vi)     any other circumstance which might
                  otherwise constitute a defense available to, or a legal or equitable discharge of, any other Borrower or any surety or any guarantor.

                  (d) Each Borrower agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by the Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower as though such payment had not been made.

                  (e) Each Borrower hereby expressly waives (i) notice of the Lender's acceptance of this Agreement, (ii) notice of the existence or creation or non-payment of all or any of the Obligations,
         (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement and (iv) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

                  (f) No delay on the Lender's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of the Lender permitted hereunder shall in any way affect or impair any of their rights or any of their obligations to any of the Borrowers under this Agreement.

                                   ARTICLE 2
                          SECURITY and cash management

         2.1 Security. As security for the full and timely payment and performance of all Obligations, the Borrowers shall, and shall cause all other Credit Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Lender and its counsel to grant to the Lender a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than Permitted Liens and restrictions on transfer imposed by applicable securities laws).

                  (a) Pledge of Subsidiary Securities. As security for the full and timely payment and performance of all Obligations, the Borrowers and each Subsidiary having rights in any Subsidiary Securities shall on the Closing Date deliver to the Lender, in form and substance reasonably acceptable to the Lender, (i) a Pledge Agreement which shall pledge to the Lender 100% of the Subsidiary Securities of all Subsidiaries, (ii) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (ii) if such Subsidiary Securities do not constitute securities and the Subsidiary has not elected to have such interests treated as securities under
         Article 8 of the Uniform Commercial Code, a control agreement satisfactory to the Lender from the Registrar of such Subsidiary Securities; and (iii) Uniform Commercial Code financing statements reflecting the Lien in favor of the Lender on such Subsidiary Securities. The Borrowers shall, and shall cause each Subsidiary, to pledge to the Lender (and as appropriate to reaffirm its prior pledge of) all of the Pledged Interests of any Subsidiary acquired or created after the Closing Date and to deliver to the Lender all of the documents and instruments in connection therewith as are required pursuant to the terms hereof and of the Security Instruments.

                  (b) Mortgages. As security for the full and timely payment and performance of all Obligations, the Borrowers and each Subsidiary shall deliver to the Lender a Mortgage and related Mortgage Support Documents with respect to each parcel of real property owned or acquired by the Borrowers or a Subsidiary after the Closing Date. Each of the Borrowers hereby certifies that none of the Borrowers own any real property on the Closing Date other than the retail location at 27 North Front Street, Wilmington, North Carolina.

                  (c) Future Subsidiaries. As security for the full and timely payment and performance of all Obligations, each Subsidiary created or acquired after the Closing Date shall joined as a party to this Agreement and the Security Instruments pursuant to a joinder agreement in form and substance acceptable to the Lender.

                  (d) Information Regarding Collateral. Each Borrower represents, warrants and covenants that (i) the chief executive office of such Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 2.1(d), and
         (ii) Schedule 2.1(d) contains a true and complete list of (1) the exact legal name, jurisdiction of formation, and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property still owned by Grantor and constituting Collateral at any time since January 1, 1997 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such Person), (2) the exact legal name, jurisdiction of formation, and each location of the chief executive office of each Grantor at any time since January 1, 1997, (3) each location in which goods constituting Collateral are or have been located since January 1, 1997 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (4) each trade name, trademark or other trade style used by any Grantor since January 1, 1997 and the purposes for which it was used.

                  (e) Further Assurances. At the request of the Lender, each Borrower will or will cause all other Credit Parties, as the case may be, to execute, by its duly authorized officers, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Lender reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Lender contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by such Borrower or other Credit Party after the Closing Date. The Lender is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the relevant Borrower or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting such Borrower or any other Credit Party as "debtor" and the Lender as "secured party", and continuations thereof and amendments thereto, as the Lender reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents. Lender shall deliver copies of all such filings to the relevant Borrower.

         2.2      Collection of Accounts; Payments.

                  (a) Until the Lender notifies the Borrowers to the contrary, the Borrowers shall and shall cause each other Credit Party to make collection of all Accounts and other Collateral for the Lender, shall receive all payments as the Lender's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into the Blocked Operating Account or the Payment Account established with the Lender. The Borrowers shall instruct the Credit Card Provider to make all payments directly to the Payment Account. If, notwithstanding such instructions, the Borrowers receive any proceeds of Accounts, they shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into the Payment Account. After and during the continuance of an Event of Default, all collections received in the Payment Account or directly by the Borrowers or the Lender, and all funds in any other account to which collections of Accounts are deposited, shall be subject to the Lender's sole control and withdrawals by the Borrowers shall not be permitted. The Lender or the Lender's designee may, at any time after the occurrence of an Event of Default, notify any Account Debtor or the Credit

         Card Provider that the Accounts have been assigned to the Lender and of the Lender's security interest therein and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan.

                  (b) If sales of Inventory are made or services are rendered for cash, the Borrowers shall immediately deliver to the Lender or deposit into a Payment Account the cash which the Borrowers receive.

                  (c) All payments, including immediately available funds, received by the Lender at the Payment Account, will be the Lender's sole property for its benefit and will be credited to the Loan Account upon final collection; provided, however, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to Section 3.5 hereof.

                  (d) In the event the Borrowers repay all of the Obligations upon the termination of the Credit Agreement or upon acceleration of the Obligations, other than through the Lender's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited upon final collection to the Borrowers' Loan Account or upon the Lender's receipt of immediately available funds.

                                   ARTICLE 3
                               INTEREST AND FEES

         3.1 Interest. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrowers have not delivered to the Lender a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Lender in accordance with this Agreement and such notice has become effective.

                  (a) Interest Rates. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i)      For all Base Rate Loans and other
                  Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

                           (ii) For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

         Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Lender interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Lender interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

                  (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Lender so elects, all of the Obligations shall bear interest at the Default Rate applicable thereto during the continuance of such Default or Event of Default.

         3.2      Continuation and Conversion Elections.

                  (a) The Borrowers may, provided that the Borrowing of LIBOR Rate Loans is then permitted under Section 1.2:

                           (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Rate Loans; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

         provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                  (b) The Borrowers shall deliver a notice of continuation/conversion substantially in the form of Exhibit D ("Notice of Continuation/Conversion") to the Lender not later than 12:00 noon (Eastern time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i)      the proposed Continuation/Conversion Date;

                           (ii)     the aggregate amount of Loans to be
                  converted or continued;

                           (iii) the type of Loans resulting from the proposed conversion or continuation; and

                           (iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) There may not be more than six (6) different LIBOR Rate Loans in effect hereunder at any time.

         3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Lender an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrowers such excess.

         3.4 Closing and Service Fees. The Borrowers agree to pay the Lender on the Agreement Date, a fee in an amount equal to $150,000 (the "Closing Fee"). An annual service fee in the amount of $20,000 shall be due and payable on the Closing Date and on each anniversary thereof during the term of this Agreement.

         3.5 Unused Line Fee. On the first day of each month and on the Termination Date the Borrowers agree to pay to the Lender an unused line fee (the "Unused Line Fee") equal to 37.5 basis points (.375%) per annum times the amount by which the Revolving Credit Commitment exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Lender shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 3.5.

         3.6 Letter of Credit Fee. The Borrowers agree to pay to the Lender (a) a fee for each Letter of Credit (the "Letter of Credit Fee") equal to, on a per annum basis, at the Applicable Margin (or at any time the Default Rate is in effect, 2.0% in excess thereof) of the aggregate undrawn face amount of each outstanding Letter of Credit, and (b) all out-of-pocket costs, fees and expenses incurred or charged by the Lender in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date and shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 4
                            PAYMENTS AND PREPAYMENTS

         4.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, the Borrowers shall immediately pay to the Lender the amount, without duplication, by which the Aggregate Revolver Outstandings exceed the lesser of the Borrowing Base or the Maximum Revolver Amount.

         4.2 Termination of Facility. The Borrowers may terminate this Agreement upon at least ten (10) Business Days' notice to the Lender, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit or, with the Lender's consent, the posting of Cash Collateral or Supporting Letters of Credit with respect thereto in accordance with Section 1.3(g), (b) the payment of the early termination fee set forth below, and (c) the payment in full in cash of all reimbursable expenses and other Obligations, including amounts required to be paid pursuant to Section 4.3. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 10.2, the Borrowers shall pay to the Lender an early termination fee determined in accordance with the following table:

         PERIOD DURING WHICH                              EARLY TERMINATION
          EARLY TERMINATION                                      FEE
               OCCURS
         -------------------                              -----------------
On or prior to the first Anniversary                  1.5% of the Total Facility
Date

After the first Anniversary Date but                  1.0% of the Total Facility
on or prior to the second
Anniversary Date

After the second Anniversary Date                     0.0% of the Total Facility
but prior to the Stated Termination
Date

         Notwithstanding the foregoing, in the event the Borrowers refinance the Total Facility with a credit facility provided by the Lender, the early termination fee shall not be due or payable.

         4.3 LIBOR Rate Loan Prepayments. If any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lender the amounts described in Section 5.4.

         4.4      Payments by the Borrowers.

                  (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Payment Account and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Eastern time) on the date specified herein. Any payment received by the Lender after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         4.5 Payments as Revolving Loans. At the election of the Lender, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder or under any other Loan Document, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Lender to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans.

         4.6 Application and Reversal of Payments. All payments, and all proceeds of Accounts or other Collateral received by the Lender, shall be applied subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Lender from the Borrowers; second, to pay interest due in respect of all Loans; third, to pay or prepay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit; fourth, to pay an amount to the Lender, equal to all outstanding Obligations (contingent or otherwise) with respect to outstanding Letters of Credit, to be held as cash collateral for such Obligations; and fifth, to the payment of any other Obligation including any amounts relating to Bank Products due to the Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, the Lender shall not apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 5.4. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         4.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Lender or any Affiliate of the Lender is for any reason compelled, or in good faith settlement of an avoidance claim, shall elect to surrender such payment or proceeds to any Person because such payment or application of proceeds is (or is asserted to be) invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender and the Borrowers shall be liable to pay to the Lender, and hereby indemnifies the Lender and hold the Lender harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents or other contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.

         4.8 Lender's Books and Records; Monthly Statements. The Lender shall record the principal amount of the Loans, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, the Lender may note the date and amount of each payment or prepayment of principal of the Lender's Loans in its books and records. Failure by the Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to Reeds a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 4.6 and corrections of errors discovered by the Lender), unless the Borrowers notify the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                   ARTICLE 5
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         5.1      Taxes.

                  (a) Any and all payments by the Borrowers to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                  (b) Each Borrower agrees to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

                  (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Lender, then:

                           (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) such Borrower shall make such deductions and withholdings;

                           (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) such Borrowers shall also pay to the Lender, at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) At the Lender's request, within 30 days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

                  (e) If any Borrower is required to pay additional amounts to the Lender pursuant to subsection (c) of this Section, then the Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of the Lender is not otherwise disadvantageous to the Lender.

         5.2      Illegality.

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrowers, any obligation of the Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Borrowers that the circumstances giving rise to such determination no longer exist.

                  (b) If the Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon their receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Rate Loans of the Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loans. If any Borrower is required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, such Borrower shall borrow from the Lender a Base Rate Loan in the amount of such repayment.

         5.3      Increased Costs and Reduction of Return.

                  (a) If the Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by the Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand pay to the Lender, additional amounts as are sufficient to compensate the Lender for such increased costs.

                  (b) If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration the Lender's or such corporation's or other entity's policies with respect to capital adequacy and the Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Credit Commitment, loans, credits or obligations under this Agreement, then, upon demand of the Lender, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         5.4 Funding Losses. The Borrowers shall reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of any Borrower to borrow, continue or convert a Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

                  (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

         including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the Borrowers to the Lender under this Section 5.4, the Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the Offshore Base Rate used in determining the LIBOR Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

         5.5 Inability to Determine Rates. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Parent. Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the Parent or any other Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If no Borrower revokes such Notice, the Lender shall make, convert or continue the Loans, as proposed by the requesting Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         5.6 Certificates of Lender. If the Lender claims reimbursement or compensation under this Article 5, the Lender shall determine the amount thereof and shall deliver to Reeds a certificate setting forth in reasonable detail the amount payable to the Lender, and such certificate shall be presumptively correct.

         5.7 Survival. The agreements and obligations of the Borrowers in this Article 5 shall survive the payment of all other Obligations.

                                   ARTICLE 6
               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         6.1 Books and Records. The Borrowers shall maintain, and shall cause each of their Subsidiaries to maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 6.2(a). The Borrowers shall reflect, and shall cause each of their Subsidiaries to reflect, by means of appropriate entries in such accounts and in all Financial Statements, proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

         6.2 Financial Information. The Parent shall promptly furnish to the Lender all such financial information as the Lender shall reasonably request. Without limiting the foregoing, the Parent will furnish to the Lender, in such detail as the Lender shall request, the following:

                  (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for the Consolidated Parties for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Consolidated Parties as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Parent and reasonably satisfactory to the Lender. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Lender, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Lender. The Parent hereby authorizes the Lender to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Lender any and all financial statements and other supporting financial documents and schedules relating to the Consolidated Parties and to discuss directly with the Lender the finances and affairs of the Consolidated Parties.

                  (b) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Consolidated Parties as at the end of the most recently completed Fiscal Month and consolidated and consolidating unaudited income statements and cash flow statements for the Consolidated Parties for such Fiscal Month, and for the period from the beginning of the Fiscal Year to the end of such Fiscal Month, all in reasonable detail, fairly presenting the financial position and results of operations of the Consolidated Parties as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Consolidated Parties' budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 6.2(a). The Parent shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly the Consolidated Parties' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

                  (c) With each of the audited Financial Statements delivered pursuant to Section 6.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

                  (d) With each of the annual audited Financial Statements delivered pursuant to Section 6.2(a), and within thirty (30) days after the end of each fiscal quarter, a certificate of a Responsible Officer of the Parent in substantially the form of Exhibit E setting forth in reasonable detail the calculations required to establish that the Parent was in compliance with the covenants set forth in Sections 8.21, 8.22 and 8.23 during the period covered in such Financial Statements and as at the end thereof. Within thirty (30) days after the end of each month, a certificate of a Responsible Officer of the Parent stating that, except as explained in reasonable detail in such certificate, (i) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents, as modified by any amendment or certificate delivered to and acknowledged and agreed to by Lender, are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (ii) the Borrowers are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (iii) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, (iv) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements, (v) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements, and (vi) all of the information and disclosures provided on the Schedules attached to this Agreement continue to be true and correct in all material respects. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Parent has taken or proposes to take with respect thereto. If such certificate discloses that any of the information and disclosures provided on the Schedules attached to this Agreement are no longer true and correct in all material respects, no such Schedules shall be deemed to have been amended, modified or superseded, and no cure of any breach of any representation, warranty or covenant resulting from the inaccuracy or incompleteness of any such Schedule shall be deemed to have occurred, unless and until the Lender in its discretion shall have accepted in writing any such revisions or updates to such Schedules.

                  (e) No sooner than sixty (60) days and not less than thirty (30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements, and Borrowing Base and Availability projections) for the Consolidated Parties as at the end of and for each month of such Fiscal Year.

                  (f) As soon as available, but in any event not later than thirty (30) days after the end of each month, an accounts payable aging report in form acceptable to the Lender and certified as true and correct by a Responsible Officer of the Parent.

                  (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Parent.

                  (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine non-material correspondence sent by shareholders of the Parent to the Parent) or any such Subsidiary or of any Debt of the Borrowers or any of their Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (i) As soon as available, but in any event not later than 15 days after the Parent' receipt thereof, a copy of all management reports and management letters prepared for the Parent by any independent certified public accountants of the Parent.

                  (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

                  (k) If requested by the Lender, promptly after filing with the IRS, a copy of each tax return filed by the Parent or by any of its Subsidiaries.

                  (l) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Subsidiary.

         6.3 Notices to the Lender. Each Borrower shall notify the Lender in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default;

                  (b)      Immediately after becoming aware of the assertion by
         (i) the holder of any capital stock of any Borrower or of any Subsidiary or (ii) the holder of any Debt of any

         Borrower or any Subsidiary in a face amount in excess of $100,000, that a default exists with respect thereto or that such Borrower or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                  (c) Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

                  (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                  (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrowers or any of their Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                  (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrowers or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

                  (g) Immediately after receipt of any notice of any violation by a Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that a Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating such Borrower's or such Subsidiary's compliance therewith;

                  (h) Immediately after receipt of any written notice that a Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that a Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant;

                  (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of a Borrower or any of their Subsidiaries;

                  (j) Any change in a Borrower's or any other Credit Party's name, state of organization, organizational identification number, locations of Collateral, or form of organization, trade names under which a Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                  (k) Within ten (10) Business Days after a Borrower or any ERISA Affiliate knows, or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

                  (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following:
         (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by a Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either a Borrower or any ERISA Affiliate;

                  (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by the Borrowers or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401 (a) of the Code; or
         (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                  (n) Within three (3) Business Days after the occurrence thereof (i) any changes in the benefits of any existing Plan which increase any Borrower's annual costs with respect thereto by an amount in excess of $100,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; and

                  (o) Within three (3) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or
         (iii) the PBGC has instituted or will institute proceedings under
         Section 4042 of ERISA to terminate a Multi-employer Plan.

         Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrowers, their Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

         6.4      Collateral Reporting

                  (a) As soon as available, but in any event no later than Wednesday of each week, or more frequently if requested by the Lender, the Parent shall deliver to the Lender a Borrowing Base Certificate establishing the Borrowing Base as of the end of the immediately preceding week certified by a Responsible Officer of the Parent.

                  (b) the Parent shall cause to be prepared at its expense and shall deliver the following reports and other information to the Lender as of the times set forth below:

                           (i) no later than 30 days after the end of each month, or more frequently if requested by the Lender, an inventory report as of the end of such month, including a calculation of all Eligible Inventory and all Inventory not constituting Eligible Inventory in form and detail acceptable to the Lender;

                           (ii) no later than 30 days after the end of each month, or more frequently if requested by the Lender, Inventory reports as of the end of such month by category and location, together with a reconciliation to the Parent's general ledger;

                           (iii) upon request, but no more than four times each year provided no Default or Event of Default has occurred and is continuing, inventory appraisals prepared by an independent appraisers satisfactory to the Lender; provided, however, if a Default or Event of Default has occurred and is continuing, there shall be no limit on the number of inventory appraisals the Lender may request;

                           (iv)     upon request, copies of customer
                  statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents for Inventory and Equipment acquired by the Borrowers, purchase orders and invoices;

                           (v) upon request, a statement of the balance of all assets and liabilities, however arising, which are due to any Borrower from, or which are due from any Borrower to, or which otherwise arise from any transaction by any Borrower with, any Affiliate of any Borrower;

                           (vi) such other reports as to the Collateral of the Borrowers as the Lender shall reasonably request from time to time; and

                           (vii) with the delivery of each of the foregoing, a certificate of the applicable Borrower executed by a Responsible Officer certifying as to the accuracy and completeness of the foregoing.

         If any of the Borrowers' records or reports of the Collateral are prepared by an accounting service or other agent, the Borrowers hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender and, at the Lender's request, an Affiliate of the Lender.

                  (c) The Borrower shall permit the Lender to conduct field examinations of the Borrowers' Inventory and books and records up to four times during each twelve month period; provided, however, if a Default or Event of Default has occurred and is continuing, there shall be no limit on the number of field examinations the Lender may conduct.

                                   ARTICLE 7
                     GENERAL WARRANTIES AND REPRESENTATIONS

         The Borrowers warrant and represent to the Lender that except as hereafter disclosed to and accepted by the Lender in writing:

         7.1 Authorization, Validity and Enforceability of this Agreement and the Loan Documents. Each Borrower and each of its Subsidiaries has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party and to grant the Lender's Liens and, with respect to the Borrowers only, to incur the Obligations. Each Borrower and each Subsidiary has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Borrower and each Subsidiary party thereto, and constitute the legal, valid and binding obligations of each Borrower and each such Subsidiary, enforceable against it in accordance with its respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally and as limited by general principles of equity. Each Borrowers' and each Subsidiary's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with or constitute a violation or breach of, in each case to the extent not waived in writing, or result in the imposition of any Lien upon the property of the Borrowers or any of their Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which any Borrower or any such Subsidiary is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrowers or any of their Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of the Borrowers or any of their Subsidiaries.

         7.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Lender, subject to no other Liens, except for Permitted Liens.

         7.3 Organization and Qualification. Each Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of their organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 7.3 which are the only jurisdictions in which qualification is necessary in order for them to own or lease their property and conduct their business as now conducted and (c) has all requisite power and authority to conduct their business and to own their property.

         7.4      Corporate Name; Prior Transactions. Except as set forth on
Schedule 7.4, none of the Borrowers nor any Subsidiary has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         7.5 Subsidiaries and Affiliates. The Parent has no direct or indirect Subsidiaries other than the other Borrowers.

         7.6      Financial Statements and Projections.

                  (a) The Parent has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Consolidated Parties for the Fiscal Year ended February 28, 2001, accompanied by the report thereon of the Parent's independent certified public accountants, Ernst & Young LLP. The Parent has also delivered to the Lender the unaudited balance sheet and related statements of income and cash flows for the Consolidated Parties as of December 31, 2001. Such financial statements are attached hereto as Exhibit B. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Consolidated Parties as at the dates thereof and their results of operations for the periods then ended.

                  (b) The Latest Projections when submitted to the Lender as required herein represent the Parent's best estimate of the future financial performance of the Consolidated Parties for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Parent believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

         7.7 Capitalization. The authorized capital stock or other equity interests of the Borrowers and the beneficially and record owners thereof are set forth on Schedule 7.7 hereto.

         7.8 Solvency. Each Borrower is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

         7.9 Debt. After giving effect to the making of the Loans to be made on the Closing Date, the Borrowers and their Subsidiaries have no Debt, except Permitted Debt.

         7.10 Distributions. From February 28, 2001 through the Agreement Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrowers or any of their Subsidiaries.

         7.11 Real Estate; Leases. Schedule 7.11 sets forth, as of the Agreement Date, a correct and complete list of all leases and subleases of real or personal property held by the Borrowers or any of their Subsidiaries as lessee or sublessee (other than leases of personal property as to which the Borrowers or a Subsidiary is lessee or sublessee for which the value of such personal property in the aggregate is less than $500,000), and all leases and subleases of real or personal property held by the Borrowers or any of their Subsidiaries as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. The Borrowers or the applicable Subsidiary hold a valid leasehold interests in all Real Estate set forth on Schedule 7.11, and the Borrowers and each of their Subsidiaries have good, indefeasible, and merchantable title to all of their other property reflected on the February 28, 2001 Financial Statements delivered to the Lender, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

         7.12 Proprietary Rights. Schedule 7.12 sets forth a correct and complete list of all of the Borrowers' Proprietary Rights, which Proprietary Rights constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrowers' business. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.12. To the best of the Borrowers' knowledge, (a) none of the Proprietary Rights infringes on or conflicts with any other Person's property, (b) no other Person's property infringes on or conflicts with the Proprietary Rights, and (c) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and to the knowledge of the Borrowers no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         7.13 Trade Names. All trade names or styles under which the Borrowers or any of their Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 7.13.

         7.14 Litigation. There is no pending, or to the best of the Borrowers' knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrowers' knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

         7.15 Labor Disputes. As of the Agreement Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrowers or any of their Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrowers or any of their Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrowers' knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrowers or their Subsidiaries or their employees.

         7.16     Environmental Laws.

                  (a) The Borrowers have complied in all material respects with all Environmental Laws and no Borrower nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  (b) The Borrowers have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrowers are in compliance with all material terms and conditions of such permits.

                  (c) No Borrower, nor, to the best of any Borrower's knowledge, any of their predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

                  (d) No Borrower has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (e) To the best of each Borrower's knowledge, none of the present or past operations of the Borrowers is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) There is not now, nor to the best of each Borrower's knowledge has there ever been on or in the Real Estate:

                           (i) any underground storage tanks or surface impoundments,

                           (ii)     any asbestos-containing material, or

                           (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

                  (g) No Borrower has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                  (h) No Borrower has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (i) None of the products manufactured, distributed or sold by the Borrowers contain asbestos containing material.

                  (j)      No Environmental Lien has attached to the Real
         Estate.

         7.17 No Violation of Law. No Borrower is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         7.18 No Default. No Borrower is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrowers or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         7.19     ERISA Compliance.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ER1SA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
         Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) no Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         7.20 Taxes. The Borrowers have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

         7.21 Regulated Entities. None of the Borrowers, any Person controlling the Borrowers, or any Affiliate of the Borrowers, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of the Borrowers are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         7.22 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely to refinance existing Debt on the Closing Date, to issue standby or commercial letters of credit, and for working capital and general corporate purposes. None of the Borrowers are engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         7.23 No Material Adverse Change. No Material Adverse Effect has occurred since the date of the audited Financial Statements delivered to the Lender pursuant to Section 7.6(a).

         7.24 Full Disclosure. None of the representations or warranties made by the Borrowers in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrowers in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Lender prior to the Agreement Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         7.25 Material Agreements. Schedule 7.25 hereto sets forth as of the Agreement Date all material agreements and contracts to which the Borrowers are a party or is bound as of the date hereof.

         7.26 Bank Accounts. Schedule 7.26 contains a complete and accurate list of all bank accounts maintained by the Borrower with any bank or other financial institution.

         7.27 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrowers of this Agreement or any other Loan Document.

                                   ARTICLE 8
                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Each Borrower covenants to the Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

         8.1 Taxes and Other Obligations. Each Borrower shall (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all valid claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as any Borrower have notified the Lender in writing, such Borrower need not pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Borrower has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

         8.2 Legal Existence and Good Standing. Each Borrower shall maintain (a) its legal existence and good standing in its jurisdiction of organization, and (b) its qualification and good standing in all other jurisdictions in which the failure to maintain its qualification or good standing could reasonably be expected to have a Material Adverse Effect.

         8.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Borrower shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each Borrower shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Agreement Date. No Borrower shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lender.

         8.4      Maintenance of Property; Inspection of Property.

                  (a) Each Borrower shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear and damage by fire or other casualty excepted.

                  (b) Each Borrower shall permit representatives and independent contractors of the Lender (at the expense of the Borrowers) to visit and inspect any of such Borrower's properties, to examine such Borrowers' corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss such Borrowers' affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Parent; provided, however, (i) if no Event of Default exists, no Borrower shall be responsible for the expense of such inspections and audits exceeding twice per year, and (ii) when an Event of Default exists, the Lender may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

         8.5      Insurance.

                  (a) Each Borrower shall maintain with its existing insurers or financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide and reasonably acceptable to the Lender, insurance against loss or damage by fire with extended coverage; theft, burglary, and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Lender, in its discretion, shall specify, in amounts, and under policies as are customary for Persons engaged in the same or similar business and as are acceptable to the Lender. Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgages is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), each Borrower shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Lender, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Each Borrower shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA

                  (b) Each Borrower shall cause the Lender to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever (other than cancellation for non-payment of premiums as to which not less than ten
         (10) days' prior written notice shall be given) and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of any Borrower or any of its Subsidiaries. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Lender, photocopies of the policies, shall be delivered to the Lender, in each case in sufficient quantity for distribution by the Lender. If any Borrower fails to procure such insurance or to pay the premiums therefor when due, the Lender may do so from the proceeds of Revolving Loans.

         8.6 Insurance and Condemnation Proceeds. Any Borrower shall promptly notify the Lender of any loss of, damage to, or destruction of Collateral with a value of $100,000 or more, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

                  (a) With respect to insurance and condemnation proceeds in excess of $250,000 relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Lender in the collection or handling thereof, the Lender shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.6.

                  (b) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Lender shall permit or require the Borrowers to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (i) no Default or Event of Default has occurred and is continuing, (ii) the aggregate proceeds do not exceed $250,000 and (iii) the Borrowers first (A) provide the Lender with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Lender and
         (B) demonstrate to the reasonable satisfaction of the Lender that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Lender shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.6.

         8.7      Environmental Laws.

                  (a) Each Borrower shall conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Borrower shall take prompt and appropriate action to respond to any noncompliance with Environmental Laws and shall regularly report to the Lender on such response.

                  (b) Without limiting the generality of the foregoing, the Parent shall submit to the Lender annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Lender may request copies of technical reports prepared by any Borrower and its communications with any Governmental Authority to determine whether such Borrower is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Parent shall, at the Lender's request and at the Parent's expense, (i) retain an independent environmental engineer acceptable to the Lender to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and
         (ii) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

                  (c) The Lender and its representatives will have the right at any reasonable time to enter and visit the owned Real Estate and any other place where any property of any Borrower is located for the purposes of observing such owned Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Lender is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Lender will be solely for the purposes of protecting the Lender's Liens and preserving the Lender's rights under the Loan Documents. No site visit, observation or testing by the Lender will result in a waiver of any default of any Borrower or impose any liability on the Lender except for direct damages caused by the Lender's gross negligence or willful misconduct. In no event will any site visit, observation or testing by the Lender be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. None of the Borrowers nor any other party is entitled to rely on any site visit, observation or testing by the Lender. The Lender owes no duty of care to protect the Borrowers or any other party against, or to inform the Borrowers or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Lender may in its discretion disclose to the Borrowers or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Lender. The Borrowers understand and agree that the Lender makes no warranty or representation to the Borrowers or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrowers also understand that depending on the results of any site visit, observation or testing by the Lender and disclosed to the Borrowers, the Borrowers may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrowers without advice or assistance from the Lender. In each instance, the Lender will give the Borrowers reasonable notice before entering the Real Estate or any other place the Lender is permitted to enter under this Section 8.7(c). The Lender will make reasonable efforts to minimize, or if possible, avoid interfering with the Borrowers' use of the Real Estate or any other property in exercising any rights provided hereunder.

         8.8 Compliance with ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.9 Mergers, Consolidations or Sales. None of the Borrowers shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (a) for sales of Inventory in the ordinary course of its business, (b) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by the Borrowers or their Subsidiaries in their business with an orderly liquidation value not to exceed $250,000 in the aggregate in any Fiscal Year, (c) intra-company transfers in the ordinary course of business of property with an aggregate value of less than $250,000 in any Fiscal Year, (d) mergers of any Borrower with and into any other Borrower, (e) for other dispositions of property in the ordinary course of business with an aggregate fair market or book value (whichever is less) of not more than $100,000 in any Fiscal Year. Within 120 days following each such Equipment sale or disposition, the Borrowers shall either (i) reinvest the proceeds of that sale or disposition in other Equipment or (ii) apply such proceeds to the Loans in accordance with Section 4.6, and (f) for Approved Store Closings. All Equipment purchased with such proceeds shall be free and clear of all Liens, except the Lender's Liens.

         8.10 Distributions; Capital Change; Restricted Investments. None of the Borrowers shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Parent by another Borrower, (b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect or (c) make any Restricted Investment; provided, however, the Borrowers may consummate Acquisitions provided (i) no Default or Event of Default exists immediately prior to or would result from any such Acquisition, (ii) the Lender shall have received satisfactory pro forma financial statements giving effect to each such Acquisition and (iii) the Lender shall have consented in writing to such Acquisition.

         8.11 Transactions Affecting Collateral or Obligations. None of the Borrowers shall enter into any transaction which could reasonably be expected to have a Material Adverse Effect.

         8.12 Guaranties. None of the Borrowers shall make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Lender and other guaranties in support of obligations in an aggregate amount not in excess of $500,000.

         8.13 Debt. None of the Borrowers shall incur or maintain any Debt, other than the following (collectively, "Permitted Debt"): (a) the Obligations;
(b) the Subordinated Debt, (c) Debt described on Schedule 8.13; (d) Capital Leases (including Sale and Leaseback Transactions) of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) all Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases and all lease payments under Sale and Leaseback Transactions) outstanding does not exceed $3,000,000 for the period from the Closing Date through May 31, 2003 and $1,000,000 at any time thereafter; and (e) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 8.13; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended,
(iii) no Person that is not an obligor or guarantor of such Debt as of the Agreement Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favorable to the Borrower or the Lender than the original Debt.

         8.14 Transactions with Affiliates. Except as set forth below, none of the Borrowers shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the Borrowers may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Lender, and no less favorable to the Borrowers and their Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

         8.15 Investment Banking and Finder's Fees. None of the Borrowers shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrowers shall defend and indemnify the Lender against and hold them harmless from all claims of any Person that any Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Lender in connection therewith.

         8.16 Business Conducted. No Borrower shall engage directly or indirectly in any line of business other than the businesses in which such Borrower is engaged on the Agreement Date.

         8.17 Liens. None of the Borrowers shall create, incur, assume, or permit to exist any Lien on any real or personal property now owned or hereafter acquired by any of them, except Permitted Liens.

         8.18 Sale and Leaseback Transactions. None of the Borrowers shall, directly or indirectly, enter into any arrangement with any Person providing for any Borrower to lease or rent property that any Borrower has sold or will sell or otherwise transfer to such Person (a "Sale and Leaseback Transaction"), except to the extent the obligations thereunder are permitted under 8.13(c).

         8.19 New Subsidiaries. The Borrowers shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary not in existence on the Closing Date.

         8.20     Fiscal Year. The Borrowers shall not change their Fiscal
Years.

         8.21 EBITDA. The Consolidated Parties will maintain minimum EBITDA as set forth below:

         (a) From the Closing Date through February 28, 2003, the Consolidated Parties will maintain cumulative EBITDA, calculated as of the last day of each month, for such twelve-month period not less than the amounts set forth below (figures in parentheses indicate negative numbers):

                  MONTH ENDING                           EBITDA
                  ------------                           ------
                  March 31, 2002                      $  (800,000)
                  April 30, 2002                      $(1,350,000)
                  May 31, 2002                        $  (700,000)
                  June 30, 2002                       $(1,000,000)
                  July 31, 2002                       $(1,450,000)
                  August 31, 2002                     $(1,725,000)
                  September 30, 2002                  $(2,150,000)
                  October 31, 2002                    $(2,550,000)
                  November 30, 2002                   $(1,350,000)
                  December 31, 2002                    $5,600,000
                  January 31, 2003                     $4,750,000
                  February 28, 2003                    $5,200,000

         (b) On March 31, 2003 and for each month thereafter, the Consolidated Parties shall maintain EBITDA, calculated on the last day of each month, of not less than $5,200,000 for the twelve-month period then ended.

         8.22 Minimum Excess Availability. The Borrowers shall maintain, at all times, Excess Availability of not less than Minimum Excess Availability.

         8.23 Capital Expenditures. The Borrowers shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrowers on a consolidated basis would exceed $1,000,000 during any Fiscal Year.

         8.24 Use of Proceeds. The Borrowers shall not use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         8.25 Further Assurances. Each Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         8.26 No Amendment. None of Borrowers shall amend or supplement in any material respect or replace any of the Credit Card Related Agreements without the Lender's prior written consent and copies of any such amendment, supplement or replacement of any Credit Card Related Agreements shall promptly be delivered to the Lender.

         8.27     Compensation; Reimbursement of Expenses.

         (a) Pay any salary, fees, and other direct and indirect remuneration and compensation to any of its directors and executive officers in an amount in excess of those amounts paid to directors and executive officers of comparable companies engaged in the same general type of business and in similar financial condition;

         (b) Reimburse any stockholder, officer, director, employee or agent of any Borrower or any Subsidiary for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of such Borrower in the ordinary course of business.

         8.28     Prepayments, Etc. of Indebtedness.

         (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than the Obligations.

         (b) Make any payment of Subordinated Debt except as permitted by the Subordination Agreement; or

         (c) amend, modify or change in any manner any term or condition of any Permitted Debt or any lease so that the terms and conditions thereof are less favorable to the Lender than the terms of such Permitted Debt or leases as of the Closing Date.

                                   ARTICLE 9
                             CONDITIONS OF LENDING

         9.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lender to make the initial Revolving Loans on the Closing Date, and the obligation of the Lender to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Lender:

                  (a) This Agreement and the other Loan Documents shall have been executed and delivered by each party thereto and each Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by each Borrower before or on such Closing Date.

                  (b) Upon making the Revolving Loans (including such Revolving Loans made to finance, or otherwise as reimbursement for, all fees, costs and expenses then payable under this Agreement or the other Loan Documents) and with all its obligations current, the Borrowers shall have Excess Availability of at least $5,000,000.

                  (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

                  (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

                  (e) The Lender shall have received such opinions of counsel for the Borrowers and their Subsidiaries as the Lender shall request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Lender, and its counsel.

                  (f) The Lender shall have received a fully executed Landlord Waiver with respect to the Parent's chief executive office located in Wilmington, North Carolina;

                  (g)      The Lender shall have received:

                           (i) duly executed financing statements in proper form for filing in all jurisdictions that the Lender may deem necessary or desirable in order to perfect the Lender's Liens; and

                           (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Collateral except Permitted Liens.

                  (h) The Borrowers shall have paid all fees and expenses incurred by the Lender and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (i) The Lender shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Lender, of all insurance coverage as required by this Agreement.

                  (j) The Lender shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Lender, of the payment in full of all obligations under and termination of the Amended and Restated Credit Agreement between the Borrowers, the lenders party thereto and Branch Banking and Trust Company, as agent, dated April 28, 1999.

                  (k) The Lender shall have had an opportunity to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Lender in all respects.

                  (l) The Lender shall be satisfied with all environmental aspects relating to the Borrowers and their Business.

                  (m) The Lender shall have received an appraisal of the Borrowers' inventory satisfactory to the Lender.

                  (n) The Lender shall have received such historic financial statements and pro forma financial statements and projections with respect to the Borrowers as the Lender deems appropriate, all in such form and substance acceptable to the Lender.

                  (o) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Lender and the Lender's counsel in their reasonable discretion.

                  (p) Without limiting the generality of the items described above, each of the Borrowers and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Lender (in form and substance reasonably satisfactory to the Lender), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Lender to the Borrowers no less than five (5) days prior to the Agreement Date.

                  (q)      In the good faith judgment of the Lender:

                           (i) there shall not have occurred or become known to the Lender any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Credit Parties delivered to the Lender prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                           (iii)    there shall not have occurred any
                  disruption or adverse change in the financial or capital markets generally; and

                           (iv) the Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound.

                  (r) The Lender shall have received certified copies of all of the Credit Card Related Agreements.

                  (s) The Borrower shall have received proceeds of the incurrence of the Additional Subordinated Debt in the amount of $2,000,000 and the Lender shall have received certified copies of all documents evidencing the Additional Subordinated Debt in form and content satisfactory to the Lender.

         The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by each Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Lender of a certificate signed by a Responsible Officer of each Borrower, dated the Closing Date, to such effect.

         9.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Lender to issue any Letter of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  (a) The following statements shall be true, and the acceptance by each Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and
         (iii) with the same effect as the delivery to the Lender of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (i)      The representations and warranties
                  contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Lender has been notified in writing by any Borrower that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                           (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or could reasonably be expected to have a Material Adverse Effect.

                  (b)      No such Borrowing shall exceed Availability.

                                  ARTICLE 10
                               DEFAULT; REMEDIES

         10.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure by the Borrowers to pay the principal of or interest on any of the Obligations or any fee or other amount owing hereunder or under any of the other Loan Documents when due, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by the Borrowers in this Agreement or by the Borrowers in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrowers at any time to the Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 6.4, 8.2, 8.5, 8.9 through 8.27 of this Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 6.2 or 6.3 of this Agreement or any other section of the Security Agreement and such default shall continue for three (3) Business Days or more after any Borrower has knowledge thereof or is given notice thereof by Lender; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement, any other Loan Document, or any other agreement entered into at any time to which any Borrower or any Subsidiary and the Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more after the Borrowers have knowledge thereof or is given notice thereof by Lender;

                  (d) any default shall occur with respect to any Debt (other than the Obligations) of any Borrower or any of its Subsidiaries in an outstanding principal amount which exceeds $250,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Borrowers or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) any Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Borrower or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Borrowers or any of their Subsidiaries;

                  (h) any Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any action in furtherance thereof;

                  (i) all or any material part of the property of any Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Borrower or any other obligor;

                  (k) one or more judgments, orders, decrees or arbitration awards is entered against any Borrower involving in the aggregate liability as to any single or related or unrelated series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                  (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Borrower occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  (m) there is filed against any Borrower any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of
         1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (n) if, for any reason other than the failure of the Lender to take any action available to it to maintain perfection of the Lender's Liens pursuant to the Loan Documents, without Lender's consent any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                  (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $100,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $100,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $100,000; or

                  (p)      there occurs a Change of Control.; or

                  (q) a default shall occur under the Credit Card Related Agreements and such default shall continue for more than the period of grace, if any, therein specified or the Credit Card Program established under the Credit Card Related Agreements shall terminate or any notice of the termination thereof shall be given by either party thereto; or

                  (r)      there occurs an event having a Material Adverse
                           Effect.

         10.2     Remedies.

                  (a) If a Default or an Event of Default exists, the Lender may, in its discretion, do one or more of the following at any time or times and in any order, without notice to or demand on the
         Borrowers: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit. If an Event of Default exists, the Lender may do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrowers: (A) terminate the Revolving Credit Commitment and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 10.1(e), 10.1(f), 10.1(g), 10.1(h), the Revolving Credit Commitment shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all Obligations (contingent or otherwise) with respect to outstanding Letters of Credit; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing: (i) the Lender shall have, in addition to all other rights of the Lender, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrowers' premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrowers shall, upon the Lender's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least fourteen (14) days prior to such action to the Borrowers' addresses specified in or pursuant to Section 14.8. If any Collateral is sold on terms ------------ other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrowers. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrowers irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and
         (C) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers agree that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Lender's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Lender will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, the Borrowers hereby waive all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 11
                              TERM AND TERMINATION

         11.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Lender may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding or, with the Lender's consent, the posting of Cash Collateral or Supporting Letters of Credit with respect thereto in accordance with Section 1.3(g). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Lender shall retain all its rights and remedies hereunder (including the Lender's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                  ARTICLE 12
          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS SUCCESSORS

         12.1     Amendments and Waivers.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Lender and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         12.2     Assignments; Participations.

                  (a) Any Lender may assign and delegate to one or more Eligible Assignees all, or any ratable part of all, of the Loans, the Revolving Credit Commitment and the other rights and obligations of such Lender hereunder, provided, however, that the Borrowers may continue to deal solely and directly with the Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers. The obligations of the Borrowers hereunder and under all other Loan Documents are not assignable without the written consent of the Lender.

                  (b) The Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of the Lender and the other interests of the Lender (the "originating Lender") hereunder and under the other Loan Documents and all amounts payable by the Borrowers hereunder shall be determined as if the Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (c) Notwithstanding any other provision in this Agreement, the Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                  ARTICLE 13
                                 MISCELLANEOUS

         13.1 No Waivers; Cumulative Remedies. No failure by the Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among the Borrowers and the Lender, or delay by the Lender in exercising the same, will operate as a waiver thereof. No waiver by the Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Lender on any occasion shall affect or diminish the Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Lender may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Lender may have.

         13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         13.3     Governing Law; Choice of Forum; Service of Process.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH 1N ARTICLE 9 OF THE UCC) OF THE STATE OF NORTH CAROLINA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA OR OF THE UNITED STATES OF AMERICA LOCATED IN MECKLENBURG COUNTY, NORTH CAROLINA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTY 1N THE COURTS OF ANY OTHER JURISDICTION THE LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE

         COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) THE BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS AT THEIR ADDRESS SET FORTH 1N SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         13.4 WAIVER OF JURY TRIAL. THE BORROWERS AND THE LENDER EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS AND THE LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         13.5 Survival of Representations and Warranties. All of the Borrowers' representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its respective agents.

         13.6 Other Security and Guaranties. The Lender may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         13.7 Fees and Expenses. The Borrowers agree to pay to the Lender on demand, all reasonable costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Lender's Liens (including costs and expenses paid or incurred by the Lender in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) costs of the due diligence review conducted by the Lender, including appraisals, inspections, environmental audits, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Lender plus the Lender's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Lender with respect to each field examination or audit) and all out-of-pocket expenses for field examinations; and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay on demand to the Lender all costs and expenses incurred by the Lender (including Attorneys' Costs), on demand, all reasonable and actual fees, expenses and disbursements incurred by the Lender for one law firm retained by the Lender paid or incurred to obtain payment of the Obligations, enforce the Lender's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in Section 4.5.

         13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Lender:

                  Bank of America, N.A.

                  GA1-006-05-14
                  600 Peachtree Street, NE
                  5th Floor
                  Atlanta, Georgia 30308
                  Attention:  Valerie Peppe
                              Business Credit Account Executive
                  Telephone: (404) 607-5533
                  Telecopy: (404) 607-6439

                  If to the Borrowers:

                  c/o REEDS JEWELERS, INC.
                  P.O. Box 2229
                  Wilmington, North Carolina 28402
                  Attention: Chief Financial Officer and President
                  Telephone: (919) 350-3116
                  Telecopy:  (919) 350-3353

                  with a copy to:

                  ZIMMER & ZIMMER
                  111 Princess Street
                  Wilmington, North Carolina  28404
                  Attention: Herbert J. Zimmer
                  Telephone:  (910) 763-4669
                  Telecopy:    (910) 762-1999

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         13.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrowers waive presentment, and notice of demand or dishonor and protest, as to any instrument. No notice to or demand on the Borrowers which the Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

         13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrowers without prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         13.11    Indemnity of the Lender by the Borrowers.

                  (a) Each Borrower agrees to defend, indemnify and hold harmless the Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement, the Loan Documents or any other document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                  (b) Each Borrower agrees to indemnify, defend and hold harmless each Indemnified Party from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about any Borrower's property or operations or property leased to any Borrower. The indemnity includes but is not limited to Attorneys Costs. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY THE BORROWERS AGAINST THE LENDER, OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWERS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         13.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers (except as set forth in Section 12.1(a)) and a duly authorized officer of the Lender.

         13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Lender and the Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         13.16 Right of Setoff. In addition to any rights and remedies of the Lender provided by law, if an Event of Default exists or the Loans have been accelerated, the Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Lender or any Affiliate of the Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to the Lender, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Lender agrees promptly to notify the Borrowers after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         13.17 Confidentiality. The Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all financial information and other information identified as "confidential" or "secret" by the Borrowers and provided to the Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Lender; provided, however, that the Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of the Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Lender or its Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Lender's independent auditors, accountants, attorneys and other professional advisors; (G) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Lender hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrowers are party or are deemed party with the Lender; and (I) to its Affiliates.

         13.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

Signature Page 2 of 2

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                    BORROWERS:

                                    REEDS JEWELERS, INC., a North Carolina
                                    corporation



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    REEDS FINANCIAL SERVICES, INC., a
                                    North Carolina corporation



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    REEDS JEWELERS OF NORTH
                                      CAROLINA, INC., a North Carolina
                                      corporation



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    REEDS CORPORATE SERVICES, INC., a
                                    Delaware corporation



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    REEDS INSURANCE SERVICES, LTD., a
                                    British Virgin Islands corporation



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------


                             Signature Page 1 of 2

                                    LENDER:

                                    BANK OF AMERICA, N.A., as the Lender



                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------


                             Signature Page 2 of 2

                                    ANNEX A
                                       TO
                                CREDIT AGREEMENT

                                  DEFINITIONS

         Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

         "Account Purchase Agreement" means that certain Purchase and Sale Agreement dated as of December 7, 2001, as amended and in effect on the Closing Date, by and between Reeds Financial and the Credit Card Provider or any similar agreement acceptable to the Lender providing for credit card services and amending or replacing such agreement.

         "Accounts" means all of the Borrowers' now owned or hereafter acquired or arising accounts (as defined in the UCC) other than the Purchased Accounts, including all proceeds thereof.

         "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).


         "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Lender for the account of the Borrowers pursuant to agreement or overdrafts.

         "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute any material part of the assets of such Person or of a line or lines of business conducted by such Person.

         "Additional Subordinated Debt" shall mean the secured subordinated indebtedness of the Borrower to the Additional Shareholder Lenders in the principal amount of $2,000,000 incurred pursuant to that certain Promissory Note dated as of the Closing Date.

         "Additional Shareholder Lenders" means Alan M. Zimmer, Herbert J. Zimmer and Jeffrey L. Zimmer.

         "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Consolidated Parties, the Consolidated Parties' net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements prepared in accordance with the terms of the Agreement for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings


                                   Annex A-1
of any Person, substantially all the assets of which have been acquired by a Consolidated Party in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which a Consolidated Party has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Consolidated Party in the form of cash distributions; (e) earnings of any Person to which assets of a Consolidated Party shall have been sold, transferred or disposed of, or into which a Consolidated Party shall have been merged, or which has been a party with a Consolidated Party to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of a Consolidated Party or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Aggregate Revolver Outstandings" means, at any date of determination, the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

         "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

         "Agreement Date" means the date of the Agreement.

         "Anniversary Date" means each anniversary of the Agreement Date.

         "Applicable Margin" means

         (i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Rate Loans), 0.50%; and

         (ii)     with respect to LIBOR Rate Loans, 2.75%.

         The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Consolidated Parties' financial performance, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of the Consolidated Parties' audited Financial Statements to Lender for the Fiscal Year ending on February 28, 2003 and each fiscal quarter thereafter. Adjustments in Applicable Margins shall be determined by reference to the following grid:


                                   Annex A-2

--------------------------------------------------------------------------------
                               APPLICABLE MARGIN FOR
IF EBITDA FOR THE MOST          LIBOR RATE LOANS AND       APPLICABLE MARGIN FOR
RECENT FISCAL QUARTER IS:      LETTER OF CREDIT FEES:         BASE RATE LOANS
--------------------------------------------------------------------------------
<$5,600,000                            2.75%                       .50%
--------------------------------------------------------------------------------
>$5,600,000, but                       2.50%                       .25%
<$6,000,000
--------------------------------------------------------------------------------
>$6,000,000, but                       2.25%                       .00%
<$7,000,000
--------------------------------------------------------------------------------
>$7,000,000                            2.00%                       .00%
--------------------------------------------------------------------------------

         All adjustments in the Applicable Margins after February 28, 2003 shall be implemented quarterly on a prospective basis for each calendar month commencing 5 days after the date of delivery to the Lender of the unaudited or audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Parent shall deliver to the Lender a certificate, signed by a Responsible Officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in the Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is cured or waived, respectively.

         "Approved Store Closings" means the sale or other disposition of property of the Parent, other than Inventory, constituting the eight (8) retail locations disclosed to the Lender prior to the Closing Date.

         "Assignee" has the meaning specified in Section 12.2(a).

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Lender, and the reasonably allocated costs and expenses of internal legal services of the Lender.

          "Availability" means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings, excluding the amount of the Pending Revolving Loan being requested at the time Availability is being calculated.

         "Bank Products" means any one or more of the following types of services or facilities extended to the Borrowers by the Lender, or by any affiliate of the Lender in reliance on the Lender's agreement to indemnify such affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including controlled disbursement services; and (d) Hedge Agreements.


                                   Annex A-3

         "Bank Product Reserves" means all reserves which the Lender from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.).

         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Lender in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "Base Rate Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

         "Blocked Account Agreement" means that certain Blocked Account Agreement dated as of the date hereof among the Parent, the Lender and Branch Banking and Trust.

         "Blocked Operating Account" means the account of the Parent with Branch Banking and Trust Company, account number 5113720966, which is subject to the Blocked Account Agreement.

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lender to the Borrowers or the issuance of Letters of Credit hereunder.

         "Borrowing Base" means, at any time, an amount equal to (a) the Borrowing Base Percentage of the value of Eligible Inventory; minus (b) the amount of Minimum Excess Availability, minus (c) at the option of the Lender, Reserves from time to time established by the Lender in accordance with the Lender's customary business practices.

         "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Parent, substantially in the form of Exhibit A (or another form acceptable to the Lender in its reasonable discretion) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Lender. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Parent and certified to the Lender; provided, that the Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with the Agreement.


                                   Annex A-4

         "Borrowing Base Percentage" is calculated according to the following chart and shall be established as the lesser of (a) the percentage of net amount of Eligible Inventory or (b) the percentage of the GOB Appraisal Value indicated:

         --------------------------------------------------------------
                                  PERCENTAGE OF NET   PERCENTAGE OF
                                      ELIGIBLE        GOB APPRAISAL
         PERIOD                      INVENTORY            VALUE
         --------------------------------------------------------------
         January 1 to September          60%               85%
         14 of each year
         --------------------------------------------------------------
         September 15 to                 65%               85%
         December 31 of
         each year
         --------------------------------------------------------------

         "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause a above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset or in connection with a Capital Lease.

         "Capital Lease" means any lease of property by the Borrowers or any of their Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Consolidated Parties.

         "Cash Collateral" has the meaning specified in Section 1.3(g).

                  "Change of Control" means, at any time:

                           (i) the Principle Shareholders shall (A) cease to own beneficially and of record at least 75% of all Voting Securities of the Parent (on a fully diluted basis) or (B) not have the ability, directly or indirectly, to elect a majority of the board of directors of the Parent;


                                   Annex A-5

                           (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Parent shall cease for any reason (other than the death, disability or retirement of an officer of the Parent that is serving as a director at such time so long as another officer of the Parent replaces such Person as a director) to constitute a majority of the board of directors of the Parent;

                           (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Parent; or

                           (iv) the Parent shall cease to own all of the Voting Securities of the other Borrowers.

         "Chattel Paper" means all of the Borrowers' now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

         "Closing Date" means the later of the Agreement Date and the first date on which all of the conditions set forth in Article 9 have been fulfilled.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all of the Collateral as defined in the Security Instruments and all other assets of any Person from time to time subject to Lender's Liens securing payment or performance of the Obligations.

         "Consolidated Parties" means the Borrowers and each of their Subsidiaries whose financial statements are consolidated with the Parent's financial statements in accordance with GAAP.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

         "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

         "Credit Card Program Agreement" means that certain Private Label Credit Card Program Agreement dated as of November 30, 2001, as amended and in effect on the Closing Date, by and between Reeds North Carolina and the Credit Card Provider or any similar agreement acceptable to the Lender providing for credit card services and amending or replacing such agreement.


                                   Annex A-6

         "Credit Card Provider" means World Financial Network National Bank.

         "Credit Card Related Agreements" means the Credit Card Program Agreement and the Account Purchase Agreement.

         "Credit Parties" means, collectively, the Borrowers and each other Person providing Collateral pursuant to any Security Instrument.

         "Debt" means, without duplication, all liabilities, obligations and indebtedness of each of the Borrowers and their Subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables and the endorsement of checks and other similar instruments in the ordinary course of business, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on any Borrower's or any of its Subsidiaries' property, even though such Borrower or any such Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties; and (e) the present value (discounted at the Base
Rate) of lease payments due under synthetic leases.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

         "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

         "Designated Account" has the meaning specified in Section 1.2(c).

         "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.


                                   Annex A-7

         "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrowers.

         "DOL" means the United States Department of Labor or any successor department or agency.

         "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

          "EBITDA" means, with respect to any fiscal period of the Consolidated Parties, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Interest Expense, Federal, state, local and foreign income taxes, depreciation and amortization, in each case on a consolidated basis for the Consolidated Parties.

         "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Affiliate of the Lender; and (c) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Lender.


         "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or fair market value, which the Lender, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Lender to establish other criteria of ineligibility, Eligible Inventory shall not include any Inventory:

         (a)      that is not owned by the Borrowers;

         (b) that is not subject to the Lender's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clauses (a) and (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Lender's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Lender to realize on or obtain the full benefit of the Collateral);

         (c)      that does not consist of finished goods or raw materials;

         (d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

         (e) that is not in good condition, is unmerchantable, is defective, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale;


                                   Annex A-8

         (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrowers' business, or that is obsolete, defective, slow moving or stale;

         (g) that is obsolete or returned or repossessed or used goods taken in trade;

         (h) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

         (i) that is located in a public warehouse or in possession of a bailee or in a facility, other than stores operated by the Borrowers or their Subsidiaries in the ordinary course of business, leased by the Borrowers or any Subsidiary, if the warehouseman, or the bailee, or the lessor has not delivered to the Lender, if requested by the Lender, a subordination agreement in form and substance satisfactory to the Lender or if a Reserve for rents or storage charges has not been established for Inventory at that location;

         (j) that contains or bears any Proprietary Rights licensed to the Borrowers by any Person, if the Lender is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 10.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Borrowers have not delivered to the Lender a consent or sublicense agreement from such licensor in form and substance acceptable to the Lender if requested;

         (k) that is not reflected in the details of a current perpetual inventory report; or

         (l)      that is Inventory placed on consignment.

         If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

         "Environmental Compliance Reserve" means any reserve which the Lender establishes in its reasonable discretion after prior written notice to the Borrowers from time to time for amounts that are reasonably likely to be expended by the Borrowers in order for the Borrowers and their operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Lender pursuant to Section 8.7.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed


                                   Annex A-9
duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Equipment" means all of the Borrowers' now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by the Borrowers and all of the Borrowers' rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.

         "Event of Default" has the meaning specified in Section 10.1.


                                  Annex A-10

         "Excess Availability" means, at any time, (a) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) the Aggregate Revolver Outstandings.

         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "Existing Credit Agreement" has the meaning assigned thereto in the recitals.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Lender.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 6.2 and 7.6 or any other financial statements required to be given to the Lender pursuant to the Agreement.

         "Fiscal Month" means each of the twelve consecutive fiscal periods of the Borrowers constituting a Fiscal Year, as set forth on Schedule 10 hereto.

         "Fiscal Year" means the Borrowers' Fiscal Year for financial accounting purposes. The current Fiscal Year of the Borrowers will end on March 31, 2002.

         "Fixed Assets" means the Equipment and Real Estate of the Borrowers.

         "Four-Quarter Period" means a period of four full consecutive fiscal quarters taken together as one accounting period.

         "Funding Date" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the


                                  Annex A-11

Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Agreement Date.

         "General Intangibles" means all of the Borrowers' now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrowers of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to a Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to a Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which a Borrower is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to a Borrower.

         "GOB Appraisal Value" means that value, net of expenses, established by the appraisal conducted by an independent professional appraiser satisfactory to the Lender prior to the Closing Date and each other periodic appraisal delivered pursuant to Section 6.2(f) hereof.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, excluding the endorsement of checks and other similar instruments in the ordinary course of business, but including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services; provided, however, "Guaranty" shall not include guaranties by a Borrower of lease obligations of its Subsidiaries relating to leased stores.

          "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity


                                  Annex A-12
swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "Indemnified Person" has the meaning specified in Section 14.11(a).

         "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by the Borrowers.

         "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof by and among the Lender, the Credit Card Provider and the Borrowers, as from time to time amended, supplemented or replaced.

         "Interest Expense" means, for any fiscal period, the aggregate amount of interest required to be paid or accrued by the Consolidated Parties during such period on all Debt of the Consolidated Parties during such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Leases or synthetic leases, and including unused commitment fees, facility fees and similar fees or expenses in connection with the borrowing of money (including all fees and expenses in connection with Hedge Agreements).

         "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by a Borrower in its Notice of Borrowing, or Notice of Continuation/Conversion, provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated Termination Date.

         "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

         "Inventory" means all of the Borrowers' now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including


                                  Annex A-13
embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Borrowers' businesses or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

         "Investment Property" means all of the Borrowers' rights, title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Landlord Waiver" means a Landlord Waiver, Estoppel and Consent in the form attached hereto as Exhibit G, or such other form as is acceptable to the Lender.

         "Latest Projections" means: (a) on the Agreement Date and thereafter until the Lender receives new projections pursuant to Section 6.2(e), the projections of the Consolidated Parties' financial condition, results of operations, and cash flows, and Borrowing Base and Availability projections, for the period commencing on February 28, 2002 and ending on February 28, 2003 and delivered to the Lender prior to the Agreement Date; and (b) thereafter, the projections most recently received by the Lender pursuant to Section 6.2(e).

         "Lender" means Bank of America, N.A., and shall include its successors and assigns.

         "Letter of Credit" has the meaning specified in Section 1.3(a).

         "Letter of Credit Fee" has the meaning specified in Section 3.6.

         "Letter of Credit Subfacility" means an amount equal to $1,500,000.

         "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan and, with respect to each Interest Period of two months or longer duration, the first day of each calendar month.

         "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

               LIBOR Rate  =           Offshore Base Rate
                              ------------------------------------
                              1.00 - Eurodollar Reserve Percentage

         Where,

                  "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such


                                  Annex A-14

         Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Lender as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Lender's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          "LIBOR Rate Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

         "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

         "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Lender.

         "Loan Documents" means this Agreement, the Security Instruments, the Subordination Agreement, the Intercreditor Agreement, the Blocked Account Agreement, the Landlord Waiver and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by the Agreement.

         "Loans" means, collectively, all loans and advances provided for in
Article 1.


                                  Annex A-15

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers or any of their Subsidiaries, the Collateral or any guarantor of the Obligations; (b) a material impairment of the ability of the Borrowers or any Affiliate of Borrowers to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrowers of any Loan Document to which it is a party.

         "Maximum Rate" has the meaning specified in Section 3.3.

         "Maximum Revolver Amount" means the amount of Revolving Loans that the Lender shall make available to the Borrowers which shall be equal to the difference of (a) the Revolving Loan Commitment, less (b) the undrawn face amount of all outstanding Letters of Credit plus the aggregate amount of all unpaid reimbursement obligations in respect of all Letters of Credit.

         "Minimum Excess Availability" means $250,000.

         "Mortgage" means each mortgage, deed of trust, deed to secure debt, assignment and other instrument executed and delivered by the Borrowers or any other Credit Party to or for the benefit of the Lender by which the Lender acquires the Lender's Liens on the Mortgaged Property or a collateral assignment of the Borrowers' interest under leases of Mortgaged Property, and all amendments, modifications and supplements thereto.

         "Mortgaged Property" means, collectively, any Real Estate owned or acquired by any Borrower or any Subsidiary.

         "Mortgage Support Documents" means for each Mortgaged Property (i) the Title Policy pertaining thereto, (ii) as-built surveys, flood hazard certifications and appraisals prepared by recognized experts in their respective fields selected by the Borrowers and reasonably acceptable to the Lender and containing results satisfactory to the Lender, (iii) as to Mortgaged Property located in a flood hazard area, such flood hazard insurance as the Lender may require, (iv) such owner's or lessee's affidavits as the Lender may require, (v) such opinions of local counsel with respect to the Mortgages as the Lender may require, and (vi) such other documentation as the Lender may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Lender.

         "Multi-employer Plan" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrowers or any ERISA Affiliate.

         "Net Proceeds" has the meaning specified in Section 4.4(b).

         "Note" has the meaning specified in Section 1.2(a)(ii).


                                  Annex A-16

         "Notice of Borrowing" has the meaning specified in Section 1.2(b).

         "Notice of Continuation/Conversion" has the meaning specified in
Section 3.2(b).

         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower to the Lender and/or any Indemnified Person, arising under or pursuant to the Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, Attorney Costs, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, the Agreement or any other Loan Documents.

         "Overadvances" has the meaning given to such term in Section 1.2(f).

         "Participant" means any Person who shall have been granted the right by the Lender to participate in the financing provided by such Lender under the Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

         "Payment Account" means that certain bank account established with the Lender, account number 3752169306, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Lender or the Borrowers, as the Lender may determine, on terms acceptable to the Lender.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

         "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Lender which have not yet been advanced.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrowers sponsor, maintain, or to which they make, are making, or are obligated to make contributions, or in the case of a Multi-employer Plan have made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Debt" has the meaning specified in Section 8.13.


                                  Annex A-17

         "Permitted Liens" means:

         (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $100,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrowers' books and records and a stay of enforcement of any such Lien is in effect;

         (b)      the Lender's Liens;

         (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

         (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due and such Liens are not being contested by appropriate proceeding being diligently conducted, such claims or demands do not exceed $100,000 in the aggregate;

         (e) Liens securing Capital Leases and purchase money Debt to the extent permitted in Section 8.13(d);

         (f) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate, provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrowers' businesses;

         (g) Liens arising from judgments and attachments in connection with court proceedings, provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Collateral is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

         (h) Liens in favor of the Credit Card Provider upon Purchased Accounts granted pursuant to the Account Purchase Agreement;

         (i) those Liens existing on the Agreement Date listed on Schedule 9 hereto; and


                                  Annex A-18

         (j) Liens in favor of the Additional Shareholder Lenders securing the Additional Subordinated Debt and subject to the Subordination Agreement.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Borrower sponsors or maintains or to which a Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Securities Pledge Agreement dated as of the date hereof between the Parent and the Lender, and (ii) any additional Pledge Agreement signed by any new Subsidiaries in the future and delivered to the Lender, each as hereafter amended, supplemented (including by Pledge Agreement Supplement) or amended and restated from time to time.

         "Pledge Agreement Supplement" means the Pledge Agreement Supplement in the form affixed as an Exhibit to the Pledge Agreement.

         "Pledged Interests" means the Subsidiary Securities required to be pledged as Collateral pursuant to Article 2 or the terms of the Pledge Agreement.

         "Principal Shareholders" means Alan M. Zimmer, Arlene Zimmer Schreiber, Herbert J. Zimmer and Jeffrey L. Zimmer.

          "Proprietary Rights" means all of the Borrowers' and each Subsidiary's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 7.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         "Purchased Accounts" means all accounts receivable of Reeds Financial purchased by the Credit Card Provider pursuant to the Account Purchase Agreement.

         "Real Estate" means all of the Borrowers' and each Subsidiary's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrowers' and each Subsidiary's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

          "Registrar" means, with respect to any Subsidiary Securities, any Person authorized or obligated to maintain records of the registration of ownership or transfer of ownership of interests in such Subsidiary Securities, and in the event no such Person shall have been expressly


                                  Annex A-19
designated by the related Subsidiary, shall mean (i) as to any corporation or limited liability company, its Secretary (or comparable official), and (ii) as to any partnership, its general partner (or managing general partner if one shall have been appointed).

         "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by the Lender from time to time in the Lender's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Lender's credit judgment: (a) Bank Product Reserves, (b) Inventory shrinkage,
(c) customs charges, (d) dilution, and (e) warehousemen's or bailees' charges.

         "Responsible Officer" means any of the President or Chief Executive Officer of a Borrower or, with respect to financial matters, the chief financial officer of a Borrower, or any other Person expressly designated by the Board of Directors of a Borrower (or the appropriate committee thereof) as a Responsible Officer of such Borrower, as set forth from time to time in a certificate in the form of Exhibit F.

          "Restricted Investment" means, as to the Borrowers, any acquisition of property by the Borrowers in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of the Borrowers so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder;
(b) acquisitions of Inventory in the ordinary course of business of the Borrowers; (c) acquisitions of current assets acquired in the ordinary course of business of the Borrowers; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's


                                  Annex A-20

Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; and (g) Hedge Agreements.

         "Revolving Loans" has the meaning specified in Section 1.2.

         "Revolving Loan Commitment" means $30,000,000.

          "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of the date hereof by the Borrowers to the Lender, and (ii) any additional Security Agreement signed by any new Subsidiaries in the future and delivered to the Lender, as hereafter modified, amended or supplemented from time to time.

         "Security Instruments" means, collectively, the Pledge Agreement, the Security Agreement, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrowers or any Subsidiary or other Person shall grant or convey to the Lender a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document, as any of them may be amended, modified or supplemented from time to time.

         "Settlement" and "Settlement Date" have the meanings specified in
Section 13.15(a)(ii).

         "Shareholder Lenders" means Alan M. Zimmer, Arlene Zimmer Schreiber, Ronna T. Zimmer.

         "Existing Subordinated Debt" means that certain indebtedness of the Borrowers owing to the Shareholders Lenders in the aggregate outstanding principal amount of $845,000 as of the date hereof evidenced by (a) that certain Promissory Note in favor of Alan M. Zimmer dated as of May 11, 1990 in the original principal amount of $615,000, (b) that certain Promissory Note in favor of Arlene Zimmer Schreiber dated as of May 11, 1990 in the original principal amount of $185,000, and (c) that certain Promissory Note in favor of Ronna T. Zimmer dated as of May 11, 1990 in the original principal amount of $100,000, all of which is subject to the Subordination Agreement.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.


                                  Annex A-21

         For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Termination Date" means February 28, 2005.

         "Subordinated Debt" means the Existing Subordinated Debt and the Additional Subordinated Debt.

         "Subordination Agreement" means (i) that certain Subordination Agreement I dated as of the date hereof by the Shareholder Lenders in favor of the Lender relating to the Existing Subordinated Debt and (ii) that certain Subordination Agreement II dated as of the date hereof by the Additional Shareholder Lenders in favor of the Lender relating to the Additional Subordinated Debt.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of a Borrower.

         "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

         "Supporting Letter of Credit" has the meaning specified in Section 1.4(g).

         "Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities to a governmental unit with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

         "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Revolving Credit Commitment are terminated either by the Borrowers pursuant to Section 4.2 or by the Lender pursuant to
Section 10.2, and (c) the date the Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of the Agreement.

         "Title Policy" means, with respect to each Mortgaged Property, the mortgagee title insurance policy (together with such endorsements as the Lender may reasonably require) issued to the Lender in respect of such Mortgaged Property by an insurer selected by the Borrowers and


                                  Annex A-22
reasonably acceptable to the Lender, insuring (in an amount satisfactory to the Lender) the Lien of the Lender on such Mortgaged Property to be duly perfected and of first priority, subject only to such exceptions as shall be acceptable to the Lender.

         "Total Facility" has the meaning specified in Section 1.1.

         "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of North Carolina or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unused Letter of Credit Subfacility" means an amount equal to $1,500,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

         "Unused Line Fee" has the meaning specified in Section 3.5.

         "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of all or a class of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

         (c)      (i)      The term "documents" includes any and all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."


                                  Annex A-23

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (iv)     The word "or" is not exclusive.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

         (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) For purposes of Section 10.1, a breach of a financial covenants contained in Sections 8.22 and 8.23 shall be deemed to have occurred as of any date of determination thereof by the Lender or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Lender.

         (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.


                                  Annex A-24

                                   EXHIBIT A

                       FORM OF BORROWING BASE CERTIFICATE


                                     A-1-1

                                   EXHIBIT B

                              FINANCIAL STATEMENTS

                                   EXHIBIT C

                              NOTICE OF BORROWING

                                                    Date:  ______________, 200_

         To: BANK OF AMERICA, N.A. as Lender (the "Lender") under that certain Credit Agreement dated as of February 28, 2002 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") between the Lender and REEDS JEWELERS, INC., REEDS FINANCIAL SERVICES, INC., REEDS JEWELERS OF NORTH CAROLINA, INC., REEDS CORPORATE SERVICES, INC. and REEDS INSURANCE SERVICES, INC.

         Ladies and Gentlemen:

         The undersigned, ___________________________ (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

                  1.       The Business Day of the proposed Borrowing is ______,
         200_.

                  2. The aggregate amount of the proposed Borrowing is $__________.

                  3. The Borrowing is to be comprised of $__________ of Base Rate and $__________ of LIBOR Rate Loans.

                  4. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects as though made on and as of such date except to the extent they relate solely to an earlier date or have been modified by an amendment or certificate acknowledged and agreed to by the Lender;

         (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

         (c) The proposed Borrowing will not cause (i) the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit, to exceed the Borrowing Base or the Revolving Credit Commitment of the Lender, or (ii) the Borrowers to violate the Excess Availability requirement set forth in the Credit Agreement.



                                    -----------------------------

                                    By:
                                       --------------------------
                                    Name:
                                         ------------------------
                                    Title:
                                          -----------------------

                                   EXHIBIT D

                       NOTICE OF CONTINUATION/CONVERSION

                                                   Date: _______________ , 200_

         To: BANK OF AMERICA, N.A. as Lender (the "Lender") under that certain Credit Agreement dated as of February 28, 2002 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") between the Lender and REEDS JEWELERS, INC., REEDS FINANCIAL SERVICES, INC., REEDS JEWELERS OF NORTH CAROLINA, INC., REEDS CORPORATE SERVICES, INC. and REEDS INSURANCE SERVICES, INC.

         Ladies and Gentlemen:

         The undersigned, ___________________________ (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

         1.       The Continuation/Conversion Date is _______________ , 200_.

         2. The aggregate amount of the Loans to be [converted] [continued] is $__________.

         3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

         4. The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be ______ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed
Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects as though made on and as of such date except to the extent they relate solely to an earlier date or have been modified by an amendment or certificate acknowledged and agreed to by the Lender;

                  (b) Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

                  (c)      The proposed conversion-continuation will not cause
         (i) the aggregate principal amount of all outstanding Revolving Loans [plus the aggregate amount available for drawing under all outstanding Letters of Credit] to exceed the Borrowing Base or the Revolving Credit Commitment of the Lender, or (ii) the Borrowers to violate the Excess Availability requirement set forth in the Credit Agreement.

                                    -----------------------------

                                    By:
                                       --------------------------
                                    Name:
                                         ------------------------
                                    Title:
                                          -----------------------

                                   EXHIBIT E

                        [FORM OF] COMPLIANCE CERTIFICATE

         The undersigned, _________________________________, the
___________________ of REEDS JEWELERS, INC. (the "Parent"), pursuant to that certain Credit Agreement dated as of February 28, 2002 (as amended from time to time, the "Credit Agreement") among the BANK OF AMERICA, N.A. as Lender (the "Lender") REEDS JEWELERS, INC., REEDS FINANCIAL SERVICES, INC., REEDS JEWELERS OF NORTH CAROLINA, INC., REEDS CORPORATE SERVICES, INC. and REEDS INSURANCE SERVICES, INC., does hereby certify to the Lender pursuant to SECTION 6.2(D) of the Credit Agreement that as of the date of this Certificate:

         (a) all of the representations and warranties of the Borrowers contained in the Credit Agreement and the other Loan Documents are correct and complete in all material respects as of the date hereof as if made on the date hereof, except for those that speak as of a particular date or have been modified by an amendment or certificate acknowledged and agreed to by the Lender;

         (b) the Borrowers are, as of the date hereof, in compliance in all material respects with all of its covenants and agreements in the Credit Agreement and the other Loan Documents;

         (c) no Default or Event of Default exists [or, if a Default or Event of Default exists, set forth on Annex B attached hereto is complete and accurate information specifying the Default or Event of Default, when it occurred, whether it is continuing and the steps being taken with respect to such Default or Event of Default] or existed during the period covered by the Financial Statements to which this Certificate relates [or, if a Default or Event of Default existed, set forth on Annex B attached hereto is complete and accurate information specifying the Default or Event of Default, when it occurred and when and how it was cured];

         (d) set forth on Annex C attached hereto is a detailed description and analysis of all material trends, changes and developments in the Financial Statements to which this certificate relates, and an explanation of the variances of the figures in the corresponding budget and prior Fiscal Year financial statements;

         (e) all of the information and disclosures provided on the Schedules attached to the Credit Agreement are true and correct in all material respects except as set forth on Annex D attached hereto; and

         (f) the information set forth on Annex A attached hereto is complete and accurate.

         Unless defined herein, capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on behalf of the Borrowers as of __________________, 200__.



                                    -----------------------------
                                    By:
                                       --------------------------
                                    Name:
                                         ------------------------
                                    Title:
                                          -----------------------

                                    ANNEX A

                        FINANCIAL COVENANT CALCULATIONS

         1.       Compliance with Section 8.21: EBITDA:

         A. For the period from the Closing Date through February 28, 2003, EBITDA as of the last day of _____________, 200__ (the "Determination Date") was as follows:

                  1.       Adjusted Net Earnings from
                           Operations for the month ending
                           on the Determination Date                    $___________

                  2.       Interest Expense for the month ending
                           on the Determination Date                    $___________

                  3.       Taxes on income for the month
                           ending on the Determination Date             $___________

                  4.       Amortization for the month
                           ending on the Determination Date             $___________

                  5.       Depreciation for the month
                           ending on the Determination Date             $___________

                  6.       Sum of A.1 + A.2 + A.3 + A.4 + A.5           $____________

                  7.       Cumulative EBITDA as of the last
                           month-end prior to the Determination Date    $____________

                  8.       Sum of  Line A.6 + A.7                       $____________

         REQUIRED: Line A.8 must be greater than [Fill in required amount from 8.21]

         B. For the period after February 28, 2003, EBITDA as of the last day of _____________, 200__ (the "Determination Date") was as follows:

                  1.       Adjusted Net Earnings from Operations
                           for the twelve-month period ending
                           on the Determination Date                    $___________

                  2.       Interest Expense for the twelve-month
                           period ending on the Determination Date      $___________

                  3.       Taxes on income for the twelve-month
                           period ending on the Determination Date      $___________

                  4.       Amortization for the twelve-month
                           period ending on the Determination Date      $___________

                  5.       Depreciation for the twelve-month
                           period ending on the Determination Date      $___________

                  6.       Sum of B.1 + B.2 + B.3 + B.4 + B.5           $____________

         REQUIRED: Line B.6 must be greater than $5,200,000

                                    ANNEX B

                           DEFAULTS/EVENTS OF DEFAULT

                                    ANNEX C

          DESCRIPTION AND ANALYSIS OF TRENDS, CHANGES AND DEVELOPMENTS

                                    ANNEX D

                            SUPPLEMENTS TO SCHEDULES

                                   EXHIBIT F

          Notice of Appointment (or Revocation) of Responsible Officer

         Reference is hereby made to the Credit Agreement dated as of February 28, 2002 (as amended from time to time, the "Credit Agreement") among the BANK OF AMERICA, N.A. as Lender (the "Lender") REEDS JEWELERS, INC., REEDS FINANCIAL SERVICES, INC., REEDS JEWELERS OF NORTH CAROLINA, INC., REEDS CORPORATE SERVICES, INC. and REEDS INSURANCE SERVICES, INC. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as a Responsible Officer under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrowers to act as Responsible Officer under the Loan Documents:

    Name and Address                Office                Specimen Signature


------------------------    ------------------------    ------------------------

------------------------

------------------------



------------------------    ------------------------    ------------------------

------------------------

------------------------

Borrower hereby revokes (effective upon receipt hereof by the Lender) the prior appointment of ________________ as a Responsible Officer.

         This the ___ day of __________________, ____.


                                             REEDS JEWELERS, INC.

                                             By:
                                                ------------------------
                                             Name:
                                                  ----------------------
                                             Title:
                                                   ---------------------

                                   EXHIBIT G

                            Form of Landlord Waiver

                                SCHEDULE 2.1(d)

                        INFORMATION REGARDING COLLATERAL

                                  SCHEDULE 7.3

                        ORGANIZATION AND QUALIFICATIONS

                                  SCHEDULE 7.4

                                CORPORATE NAMES

                                  SCHEDULE 7.7

                                 CAPITAL STOCK

                                 SCHEDULE 7.11

                              REAL ESTATE; LEASES

                                 SCHEDULE 7.12

                               PROPRIETARY RIGHTS

                                 SCHEDULE 7.13

                                  TRADE NAMES

                                 SCHEDULE 7.25

                              MATERIAL AGREEMENTS

                                 SCHEDULE 7.26

                                 BANK ACCOUNTS

                                 SCHEDULE 8.13

                                 EXISTING DEBT

                                   SCHEDULE 9

                                 EXISTING LIENS